UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2016

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Dynamic Materials Corporation
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2016, the stockholders of Dynamic Materials Corporation (the “Company”) approved the adoption of the Company’s 2016 Omnibus Incentive Plan (the “2016 Plan”). The 2016 Plan is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 23, 2016, which description is hereby incorporated by reference. A copy of the 2016 Plan is included in this filing as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On November 4, 2016, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation pursuant to which it changed its name to “DMC Global Inc.” The Amended and Restated Certificate of Incorporation also adds the requirement, as permitted by Section 145 of the Delaware General Corporation Law, for the Company to indemnify its directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the Company if it is determined that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company. The Amended and Restated Certificate of Incorporation was approved by the Company’s stockholders as described below.
On November 4, 2016, effective with the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Bylaws of the Company were amended and restated to reflect the Company’s new name.
The copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included in this filing as Exhibits 4.1 and 4.2, respectively. For the convenience of Company stockholders and potential investors, included in this filing as Exhibit 4.3, is the form of stock certificate evidencing the Company’s common stock that reflects the change of the Company’s name.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Special Meeting of Stockholders held on November 4, 2016 the stockholders of the Company (i) approved the amendment of the Company’s Certificate of Incorporation to change the Company’s name to DMC Global Inc. and make certain other changes; and (ii) approved the 2016 Plan.
The Company had 14,385,491 shares of Common Stock outstanding as of September 14, 2016, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 13,755,063 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:
Proposal 1.  The results on the vote to approve the amendment of the Company’s Certificate of Incorporation were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"
13,705,907	63,211	5,945

Proposal 2.  The results on the vote to approve the 2016 Plan were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
6,644,219	4,870,756	28,872	2,231,216

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Company.
4.2	Amended and Restated Bylaws of the Company.
4.3	Form of Certificate representing shares of Common Stock of the Company.
10.1	DMC Global Inc. 2016 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: November 4, 2016	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer